As filed with the Securities and Exchange Commission on December 18, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
under the Securities Act of 1933

LANDMARK INFRASTRUCTURE PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	61-1742322 (I.R.S. Employer Identification No.)

2141 Rosecrans Avenue, Suite 2100

El Segundo, CA 90245

(Address of Principal Executive Offices)

LANDMARK INFRASTRUCTURE PARTNERS LP 2014 LONG-TERM INCENTIVE PLAN
(Full title of plan)

George P. Doyle

Chief Financial Officer and Treasurer

2141 Rosecrans Avenue, Suite 2100

El Segundo, CA 90245

(310) 598-3173

(Name and address of agent for service)

Copies to:

William N. Finnegan IV
Keith Benson
William J. Cernius
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
(713) 546-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Unit(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Units representing limited partner interests	785,000	$18.75	$14,718,750	$1,711

(1)                                 Represents the common units representing limited partner interests (“Common Units”) of Landmark Infrastructure Partners LP issuable pursuant to the Landmark Infrastructure Partners LP 2014 Long-Term Incentive Plan (the “Plan”) being registered hereby.

(2)                                 Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional Common Units as may become issuable pursuant to the adjustment provisions of the Plan.

(3)                                 Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act.  The price for the Common Units being registered hereby is based on a price of $18.75, which is the average high and low trading prices per Common Unit as reported by the NASDAQ Global Market on December 16, 2014.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Landmark Infrastructure Partners GP LLC (the “General Partner”) will provide all participants in the Landmark Infrastructure Partners LP 2014 Long-Term Incentive Plan (the “Plan”) with the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with the note to Part I of Form S-8 and Rule 428 of the Securities Act, Landmark Infrastructure Partners LP (the “Registrant”) has not filed such document(s) with the Commission, but such document(s) (along with the documents incorporated by reference into this registration statement on Form S-8 (this “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are hereby incorporated in this Registration Statement by reference:

(a)                                 The Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act (File No. 333-199221) relating to the Registrant’s registration statement on Form S-11, initially filed with the Commission on October 8, 2014 (as amended, and including exhibits, the “S-11 Registration Statement”);

(b)                                 The Registrant’s Current Report on Form 8-K filed on November 18, 2014;

(c)                                  The Registrant’s Current Report on Form 8-K filed on November 26, 2014; and

(d)                                 The description of the Registrant’s common units representing limited partner interests contained in the Registrant’s registration statement on Form 8-A (File No. 001-36735) filed with the Commission on November 7, 2014 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating, changing or modifying such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed with the Commission by the Registrant pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained herein or incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

Not applicable.

Item 6.         Indemnification of Directors and Officers.

Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

Section 7.7(a) of the Registrant’s First Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) provides that the Registrant will indemnify and hold harmless the following persons (each, an “Indemnitee”), in most circumstances, to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals:

•                  the General Partner;

•                  any departing general partner;

•                  any person who is or was an affiliate of the General Partner or any departing general partner;

•                  any person who is or was a manager, managing member, general partner, director, officer, fiduciary or trustee of any Group Member (as that term is defined in the Partnership Agreement), the General Partner or any departing general partner or any affiliate of any Group Member, the General Partner or any departing general partner;

•                  any person who is or was serving at the request of the General Partner or any departing general partner or any of their respective affiliates as a manager, managing member, general partner, director, officer, fiduciary or trustee of another person owing a fiduciary duty to any Group Member; provided that a person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services; and

•                  any person the General Partner designates as an Indemnitee for purposes of the Partnership Agreement because such person’s status, service or relationship exposes such person to potential claims, demands, suits or proceedings relating to the Partnership Group’s (as that term is defined in the Partnership Agreement) business and affairs.

Any indemnification described above will be made only out of the Registrant’s assets.  The General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Registrant to enable the Registrant to effectuate such indemnification.

Section 7.7(b) of the Partnership Agreement provides that, to the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Registrant prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that the Indemnitee is not entitled to be indemnified upon receipt by the Registrant of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized by Section 7.7 of the Partnership Agreement.

Section 7.7(d) of the Partnership Agreement provides that the Registrant may purchase and maintain (or reimburse the General Partner or its affiliates for the cost of) insurance, on behalf of an Indemnitee and such other persons as the General Partner shall determine, against any liability that may be asserted against, or expense that may be incurred by, such person in connection with the Registrant’s activities or such person’s activities on behalf of the Registrant, regardless of whether the Registrant would have the power to indemnify such person against such liability under the Partnership Agreement.

Under the second amended and restated limited liability company agreement of the General Partner, in most circumstances, the General Partner will provide indemnification similar to that in the Partnership Agreement for each of the following: (i) Landmark Dividend LLC, as the initial member of the General Partner, and any person later admitted to the General Partner as a member; (ii) any person who is or was an affiliate of the General Partner (other than any Group Member (as that term is defined in the Partnership Agreement)); (iii) any person who is or was a member, manager, partner, director, officer, fiduciary or trustee of the General Partner or any of its affiliates (other than any Group Member (as that term is defined in the Partnership Agreement)); (iv) any person who is or was serving at the request of the General Partner or its affiliates as an officer, director, member, manager, partner, employee, agent, fiduciary or trustee of another person; provided, however, that a person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services; and (v) any person designated as an Indemnitee by the board of directors of the General Partner.

The General Partner may purchase insurance covering its officers and directors against liabilities asserted and expenses incurred in connection with their activities as officers and directors of the General Partner or any of its subsidiaries.

Item 7.         Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

Exhibit No.	Description

3.1*

Certificate of Limited Partnership of Landmark Infrastructure Partners LP (incorporated by reference to Exhibit 3.1 to Landmark Infrastructure Partners LP’s registration statement on Form S-11, as amended (File No. 333-199221), initially filed with the Commission on October 8, 2014).

3.2*

First Amended and Restated Agreement of Limited Partnership of Landmark Infrastructure Partners LP (incorporated by reference to Exhibit 3.1 to Landmark Infrastructure Partners LP’s Current Report on Form 8-K filed with the Commission on November 26, 2014).

4.1*

Landmark Infrastructure Partners LP 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.5 to Landmark Infrastructure Partners LP’s Current Report on Form 8-K filed with the Commission on November 26, 2014).

5.1	Opinion of Latham & Watkins LLP as to the legality of the securities being registered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereof).

* Incorporated herein by reference as indicated.

Item 9.         Undertakings.

(a)                                 The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on December 18, 2014.

LANDMARK INFRASTRUCTURE PARTNERS LP
By:	LANDMARK INFRASTRUCTURE PARTNERS GP LLC, its general partner

By:	/s/ George P. Doyle
Name: George P. Doyle
Title: Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George P. Doyle and Arthur P. Brazy, Jr., each of them, any of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below on December 18, 2014.

Name	Title	Date

/s/ Arthur P. Brazy, Jr.	Chief Executive Officer and Director	December 18, 2014
Arthur P. Brazy, Jr.	(Principal Executive Officer)

/s/ George P. Doyle	Chief Financial Officer and Treasurer	December 18, 2014
George P. Doyle	(Principal Financial Officer and Principal Accounting Officer)

/s/ Matthew P. Carbone	Chairman of the Board of Directors	December 18, 2014
Matthew P. Carbone

/s/ James F. Brown	Director	December 18, 2014
James F. Brown

/s/ Jonathan A. Contos	Director	December 18, 2014
Jonathan A. Contos

/s/ Edmond G. Leung	Director	December 18, 2014
Edmond G. Leung

/s/ Ronald W. Readmond	Director	December 18, 2014
Ronald W. Readmond

/s/ Thomas Carey White III	Director	December 18, 2014
Thomas Carey White III

Exhibit Index

Exhibit No.	Description

3.1*

Certificate of Limited Partnership of Landmark Infrastructure Partners LP (incorporated by reference to Exhibit 3.1 to Landmark Infrastructure Partners LP’s registration statement on Form S-11, as amended (File No. 333-199221), initially filed with the Commission on October 8, 2014).

3.2*

First Amended and Restated Agreement of Limited Partnership of Landmark Infrastructure Partners LP (incorporated by reference to Exhibit 3.1 to Landmark Infrastructure Partners LP’s Current Report on Form 8-K filed with the Commission on November 26, 2014).

4.1*

Landmark Infrastructure Partners LP 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.5 to Landmark Infrastructure Partners LP’s Current Report on Form 8-K filed with the Commission on November 26, 2014).

5.1	Opinion of Latham & Watkins LLP as to the legality of the securities being registered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereof).

* Incorporated herein by reference as indicated.